                         STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of May 19, 1998 at Walnut Creek, California, among Finet Holdings Corporation, a Delaware corporation ("Buyer") and John
E. Railey, individually and as Trustee utd 10/28/93, Harve L. Lubin, individually and as Trustee utd 2/22/90 and Joseph E. Gistaro, individually and as Trustee utd 8/15/89 (collectively "Shareholders") and MICAL Mortgage, Inc., a California corporation ("Corporation").

                                 RECITALS

      Shareholders have represented that they own all of the issued and outstanding stock of Corporation. Buyer desires to purchase from
Shareholders and Shareholders desire to sell to Buyer all of the outstanding stock of Corporation (the "Shares"). Corporation desires that this transaction be consummated.

     In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

1.   PURCHASE AND SALE OF SHARES

      1.1. Tax-Free Reorganization. Shareholders and Buyer adopt this Agreement as a plan of reorganization under the Internal Revenue Code
Section 368(a)(1)(B).

      1.2. Purchase and Sale of Shares. Subject to the terms of and conditions set forth in this Agreement, on the Closing Date, Shareholders will transfer, convey and deliver the Shares to Buyer, and Buyer will acquire the Shares from Shareholders. At Closing Buyer will execute and deliver to Shareholders an irrevocable proxy to vote the Shares for all purposes until such time as all state licensing requirements applicable to the conduct of the Corporation's business as contemplated by the Buyer have been complied with by the parties hereto.

2.   CONSIDERATION

      2.1. Purchase Price. The purchase price to be paid by Buyer to Shareholders in exchange for the Shares shall be 552,430 shares of Buyer's common stock (the "Purchase Price Stock"), adjusted as set forth below.

      2.2. Payment of Purchase Price. Subject to the Pledge as provided  in
Section 2.3, the Buyer will issue and deliver an aggregate of 552,430 shares of the Purchase Price Stock to the Shareholders (as defined in Section 11) in the amounts set forth on Exhibit A hereto according to a deferred payment schedule to be mutually agreed upon by the parties. Of such shares, 100,000 will be pledged by Shareholders as provided in Section
2.3 below.

      2.3.  Pledge. As security for Shareholders' obligations set forth  in
Section 13.3 hereof, Shareholders shall execute and deliver to Buyer at the Closing a pledge and security agreement in the form of Exhibit B hereto (the "Pledge Agreement"), giving Buyer a first security interest in 100,000 shares of the Purchase Price Stock as provided in the Pledge Agreement.

      2.4. Adjustment to Purchase Price. The Purchase Price Stock shall be subject to an adjustment in the amount of 20,460 shares (the "Reserved Shares") pending resolution of an action by the California Department of Transportation ("CalTrans"), among others, requiring Corporation to make certain improvements to the drainage system at 5151 Murphy Canyon Road (the "CalTrans Action"). In the event the CalTrans Action is settled or the property remediated for an amount that is less than $70,000, the amount of Reserved Shares to be issued and delivered shall be reduced by the settlement or remediation amount. In the event the CalTrans Action is settled or the property remediated for an amount that is more than $70,000, none of the Reserved
Shares will be issuable. For purposes of this adjustment, the Reserved Shares shall be valued at an amount equal to the average Closing price of Buyer's common stock over the immediately preceding ten (10) trading days prior to adjustment. The Closing price on any trading day shall be the last reported Closing bid quotation for such day of the stock on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"). All Purchase Price adjustments shall be applied pro rata to the Sellers in accordance with their percentage ownership set forth in Exhibit A hereto.

      2.5. Registration Rights. Buyer agrees to provide Shareholders with registration rights covering the Purchase Price Stock pursuant to a registration rights agreement in the form of Exhibit C hereto (the "Registration Rights Agreement").

3.   WARRANTIES OF SHAREHOLDERS

Shareholders, jointly and severally, warrant and represent to Buyer as follows:

      3.1. Due Organization; Good Standing. Corporation is duly organized, valid and existing, and in good standing under the laws of the state of California, has all necessary corporate powers, licenses, authorizations, and permits to own its properties, and to conduct its businesses now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in those jurisdictions set forth on Schedule 3.1 hereto. These are the only jurisdictions in which the nature of the Corporation's business or of its properties makes such qualification necessary.

      3.2. Capitalization. The authorized Stock of the Corporation consists of five thousand (5,000) shares of common stock, having a par value of $100.00 per share, of which one thousand two hundred sixty seven (1,267) shares (the Shares) are issued and outstanding. All the Shares are validly issued, fully paid and not assessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

      3.3. Title to and Ownership of Shares. Shareholders are the owners, beneficially and of record, of all of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholders have the full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority.

      3.4. Subsidiaries and Investments. Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

      3.5. Financial Statements. Schedule 3.5(i) hereto sets forth the balance sheets of the Corporation as of April 30, 1996, and April 30, 1997, and the related statements of income and retained earnings for the fiscal years ending on those dates, audited by Peat Marwick, Corporations' independent public accountants, whose opinions with respect to those Financial Statements appear in that schedule. Schedule 3.5(ii) hereto sets forth the unaudited balance sheets of the Corporation as of February 28, 1998 together with related unaudited statements of income and retained earnings for eleven month period ending on that date, certified by the individual Shareholders as accurately reflecting the financial condition of the Corporation for those periods and accurately reflecting all information normally reported to Corporations' independent public accountants for the preparation of Corporation's Financial Statements. The Financial Statements of Schedules 3.5(i) and 3.5(ii) as well as the Closing Balance Sheet (defined herein) are collectively referred to herein as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Corporation throughout the periods indicated, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated.

      3.6. No Change in Financial Condition. Since February 28, 1998, there has not been any change in the financial condition or operations of Corporation, except changes in the ordinary course of business, or as is set forth in Schedule 3.6 hereto.

     3.7. Audited Closing Balance Sheet; Closing Date Stockholders' Equity. As soon as practicable after the Closing Date, Buyer shall cause Reuben E. Price & Co., or another nationally recognized firm of independent public accountants, to audit the books and records of the Corporation as of April 30, 1998 ("Closing Balance Sheet"). The Closing Balance Sheet shall (i) present fairly, in accordance with GAAP, consistently applied, the financial position of the Corporation as of the Closing Date, and (ii) make adequate provisions for all reserves, liabilities and obligations (fixed or contingent) of the Corporation as of the Closing Date, to the extent such liabilities, alone or in the aggregate, are required to be reflected or reserved against in accordance with GAAP, consistently applied. Such Closing Balance Sheet shall be prepared and delivered not later than June 30, 1998.

     3.8. No Liabilities. Corporation has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Corporation's balance sheet as of February 28, 1998, included in the Financial Statements or set forth in Schedule 3.8 hereto, except for (1) those that may have been incurred after the date of that balance sheet and
(2) those that are not required by generally accepted accounting principles to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

      3.9. Taxes. Within the times and in the manner prescribed by law, Corporation has filed all federal, state and local tax returns required by law and have paid all taxes, assessments, and penalties due and payable.
All such tax returns were true, correct and complete in all material respects. The provisions for taxes reflected in Corporation's Closing Balance Sheet are adequate for federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Corporation. Corporation has never filed, and will not file on or before the Closing Date, any consent under Internal Revenue Code Section 341(f). Corporation has paid or deposited, within the period prescribed by law, all payroll taxes that relate to periods before the Closing Date.

      3.10. Title. Except where Corporation uses any properties and assets pursuant to contracts and other agreements with third parties in the ordinary course of its business, Corporation has good and marketable title to, or a valid leasehold interest in, all of its properties and assets (the "Assets"), including, without limitation, all assets and property of Corporation reflected on its Closing Balance Sheet, referred to in Section 3.5, and all assets and property thereafter acquired by Corporation before the Closing Date, except those assets disposed of in the ordinary course of its business. All such Assets are now and will be free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities or restrictions, except for (1) those disclosed in Corporation's balance sheet as of February 28, 1998, or in Schedule 3.14 hereto; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the Assets or materially impair business operations.

      3.11. Real Property. Corporation owns no real property other than as set forth on Schedule 3.11. Schedule 3.11 lists all real property leased or subleased to Corporation (the "Premises") under terms of those leases set forth in Schedule 3.11 hereto, copies of which have been, or will prior to the Closing Date be, disclosed to Buyer. Corporation is not in default or in arrears in any material respect under any lease, except as is set forth in Schedule 3.11. All premises occupied by Corporation and all of the tangible personal property of Corporation that is necessary to the operation of their businesses is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all Premises leased to it from others. Neither Shareholders, nor any officer, director, or employee of Corporation, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the property owned by or leased to Corporation or any copyrights, patents, trademarks, tradenames, or trade secrets licensed by Corporation except as is set forth on Schedule 3.11. Corporation does not occupy any real property in violation of any law, regulation or decree.

      3.12. Absence of Specified Changes. Since February 28, 1998, there has not been any of the foregoing, except as is set forth in Schedule 3.12 hereto:

         (a) Transaction by Corporation, except in the ordinary course of business as conducted on that date;

         (b) Capital expenditure by Corporation exceeding ten thousand ($10,000) dollars;

          (c)   Material   adverse  change  in  the  financial   condition,
liabilities, assets, business, or prospects of the Corporation;

        (d) Destruction, damage to, or loss of any asset of the Corporation (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Corporation;

         (e) Labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of the Corporation;

         (f) Change in accounting methods and practices, including, without limitation, any change in depreciation or amortization policies or rates by Corporation;

        (g) Revaluation by the Corporation of any of its assets;

         (h) Declaration, setting aside, or payment of a dividend or any other distribution in respect of the capital stock of the Corporation, or any direct or indirect redemption, purchase or other acquisition by Corporation of any of its shares of capital stock;

         (i) Increase in the salary or other compensation payable or to become payable by the Corporation to any of its officers, directors, or employees, or the declaration, payment, or commitment, or obligation of any kind for the payment, by Corporation, of a bonus or other additional salary or compensation to any such person;

         (j) Sale or transfer of any asset of the Corporation except in the ordinary course of business;

         (k) Amendment or termination of any contract, agreement or license to which Corporation is a party, except in the ordinary course of business;

         (l) Loan by Corporation to any person or entity, or guaranty by Corporation of any loan;

         (m) Mortgage, pledge, or other encumbrance of any asset of the Corporation;

         (n) Waiver or release of any right or claim of Corporation, except in the ordinary course of business;

         (o) Other event or condition of any character that has, or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of the Corporation;

         (p) Issuance or sale by Corporation of any shares of its capital stock of any class, or of any of its other securities; or

         (q) Agreement by Corporation to do any of the things described in the preceding clauses of this Section 3.12.

      3.13.   Agreement Will Not Cause Violation. Except as  set  forth  on
Schedule 3.13 hereto, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default of an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust of other agreement, instrument, or arrangement to which Shareholders, Corporation or any Subsidiary is a party or by which any of them or the property of any of them is bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (iv) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Corporation. Except as set forth in Schedule 3.13 hereto, neither Corporation nor Shareholders needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any authority in order for the parties to consummate the transactions contemplated by this Agreement.

      3.14. Equipment, Furniture, etc. Schedule 3.14 hereto is a complete and accurate schedule describing and specifying the location of all equipment, furniture, supplies, and other tangible personal property owned by, whether in possession or not of, the Corporation, or used by Corporation in connection with its business. The property listed in
Schedule 3.14 constitutes all such tangible personal property necessary for the conduct by Corporation of its business now conducted. No such property is held under any lease, security agreement, conditional sales contact, or other title, retention or security arrangement, or is located other than in the possession of Corporation, except as disclosed in Schedule 3.14.

      3.15. Books and Records. Corporation has disclosed to Buyer and made available for Buyer's inspection, or will do so prior to Closing Date, all books, records, files and other documents and information, whether stored by document, electronically or otherwise, concerning all transactions, constituting the business of Corporation, including, without limitation, records of all debts, obligations and liabilities and of all accounts receivable held by Corporation.

     3.16. Tradenames, Trademarks, etc. Schedule 3.16 hereto is a schedule of all trade names, trademarks, service marks, and copy rights and their registrations, owned by Corporation or in which it has any rights or licenses, together with a brief description of each. Corporation and Shareholders have no knowledge of any infringement or alleged infringement by others of any tradename, trademark, service mark, or copyright. Corporation has not infringed, and is not now infringing on any tradename, trademark, service mark, or copy right belonging to any other person, firm, or corporation. Except as set forth in Schedule 3.16, Corporation is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. Corporation owns, or holds adequate licenses or other rights to use, all trademarks, tradenames, service marks, and copy rights necessary for its respective businesses as now conducted by it (including without limitation those listed in Schedule 3.16), and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Corporation has the right to sell or assign to Buyer all owned trademarks, tradenames, service marks, and all such licenses and other rights.

     3.17. Trade Secrets. Schedule 3.17 hereto is a complete list, without extensive or revealing descriptions, of Corporation's trade secrets, including all customer lists, processes, know how, computer programs and routines, and other technical data. The specific location of each trade secrets' documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth in that schedule. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others. Corporation is a sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Schedule
3.17. Corporation has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; any of their employees and other persons who, either alone or in concert with others have knowledge of or access to these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to the Corporation and are not to be divulged or misused. All these trade secrets are presently valid and protectable and are not part of the public knowledge or literature; they have not, to Shareholder's knowledge, been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Corporation.

     3.18. [Reserved]

     3.19. Insurance Policies. Schedule 3.19 hereto is a description of all insurance policies held by Corporation concerning its businesses and properties. All these policies are in their respective principal amounts as set forth in Schedule 3.19. Corporation has maintained and now maintains
(1) insurance on all of its assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in Schedule 3.19, no claim is pending under any such policy.

      3.20. Burdensome Agreements. Corporation is not a party to, nor is the Corporation either bound by, any agreement not entered into in the ordinary course of business, or any agreement that is unusual in nature, duration, or amount (except the agreements listed in Schedule 3.20, copies of which have been furnished to or made available to Buyer.) There is no default or event that, with notice, a lapse of time, or both, would constitute a default by any party to any of these agreements. Corporation has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, nor is the property of Corporation bound by, any agreement that is materially adverse to the businesses, properties or financial condition of Corporation.

     3.21. Compliance with Laws. Corporation has not received notice of any violation of any applicable federal, state or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Shareholders and Corporation there are no such violations.

      3.22. Litigation. Except as set forth in Schedule 3.22, there is no pending, or, to the best knowledge of Shareholders and Corporation, threatened, suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation against or affecting Corporation, or any of its businesses, assets or financial conditions. The matters set forth in Schedule 3.22, if decided adversely to Corporation, will not result in a material adverse change in the business, assets, or financial condition of Corporation, except as is set forth in Schedule 3.22 attached hereto. Shareholders have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedule 3.22. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. Except as set forth in
Schedule 3.22, neither Corporation nor Shareholders are presently engaged in any legal action to recover money due to any of them or damages sustained by any of them.

      3.23. Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following:

        (a) a breach of any term or provision of this Agreement;

         (b) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which any Shareholder or Corporation is a party or by which any of them or the property of any of them is bound;

        (c) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or

         (d) the creation or imposition of lien, charge, or encumbrance on any of the properties of Corporation.

      3.24. Power of Shareholders. Shareholders have the rights, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement; and no approvals or consent of any persons other than Shareholders are necessary in connection with it, other than as may be listed on Schedule 3.13, and which have been obtained by the Closing Date. This Agreement is, and as of the Closing Date, the other agreements will be, the legal, valid and binding obligations of Shareholders enforceable in accordance with their respective terms.

       3.25.     Authority   to   Execute  and  Perform   Agreements;   Due
Authorization; Enforceability. Corporation has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement, and all other agreements executed and delivered in connection herewith, and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement by Corporation shall have been duly authorized by all necessary corporate action. This Agreement is, and as of the Closing Date, the other agreements will be, the legal, valid and binding obligations of Corporation enforceable in accordance with their respective terms

     3.26. Corporate Records. Shareholders have furnished to Buyer for its examination: (1) copies of the articles of incorporation and bylaws of
Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the Shareholders and boards of directors of Corporation; (3) all permits, orders, and consents issued by any governmental authority of the State of California regarding the Corporation, or any security of either of them, and all applications for such permits, orders, and consents; and (4) the stock transfer books of Corporation setting forth all transfers of any capital stock.

      3.27. Officers, Directors, Employees and Agents. Schedule 3.27 is a list of the names and addresses of all officers, directors, employees, and agents of Corporation stating the rates of compensation payable to each, and their dates of hiring.

      3.28. Employment Agreements. Schedule 3.28 is a list of all Corporation's material employment contracts; collective bargaining agreements; and pension, bonus, profit sharing, stock option or other agreements providing for employee remuneration or benefits. To the best of Shareholders' knowledge, Corporation is not in default under any of these agreements. There have been no claims of defaults, and to the best knowledge of Corporation or Shareholders, there are no facts or conditions that if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Corporation's or Shareholders' knowledge, threatened labor dispute, strike, or work stoppage affecting Corporation's business. Corporation has complied with all applicable laws for each of their respective employee benefit plans, including the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) if and to the extent applicable. There are no threatened or pending claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or in violation of other applicable state or federal laws; nor is there, to Shareholders' knowledge, any basis for such a claim. Except as is set forth in Schedule 3.28, Corporation has not entered into any deferred compensation arrangement or any severance or similar arrangement with any present or former employee that will result in any obligation, absolute or contingent, of Buyer or Corporation, to make any payment to any present or former employee following termination of employment. Schedule 3.28 contains a complete list of all employee welfare benefit plans, pension plans, deferred or incentive compensation plans, bonus plans, stock option plans, employee stock purchase plans, retirement plans, health plans, insurance plans, travel allowance plans, profit sharing plans, and any other employee benefit or fringe benefit plan, agreement, arrangement, or commitment, other than normal payroll practices and policies concerning holidays, vacations, and salary continuation during short absences for illness or other reasons, maintained by Corporation. True and complete copies of all documents relating to each plan or arrangement described in Schedule 3.28 have been made available by Corporation to Buyer for Buyer's review, or will be so made available prior to the Closing Date.

      3.29.  Powers of Attorney; Bank Accounts. Schedule 3.29 hereto lists:
(1) the names and addresses of all persons holding a power of attorney on behalf of Corporation and (2) the names, and addresses of all banks or other financial institutions in which Corporation has an account, deposit, or safe deposit box, with the account numbers and the names of all person authorized to draw on these accounts or deposits or to have access to these boxes.

      3.30. Environmental Matters. As of the date of this Agreement and the Closing Date, Corporation is not, and will not be, in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about any premises occupied or used by Corporation during the period that Corporation has occupied any such property, there has been no use, presence, disposal, storage, generation, release, or threatened release (as those terms are used in the Environmental Laws, and hereinafter collectively referred to as "Use") of Hazardous Materials on, from or under such premises, except as previously disclosed by Corporation or Shareholders to Buyer in writing. Shareholders have no knowledge of any use of Hazardous Materials on, from or under such premises which may have occurred prior to the Corporation taking possession of such premises, except as previously disclosed to Buyer in writing. During the period that Corporation has occupied such premises, there has been no enforcement action or litigation brought or threatened against the Corporation, nor any settlements reached by or with any party or parties alleging the Use of Hazardous Materials on, from or under such premises, except as previously disclosed to Buyer in writing. For purposes hereof, "Environmental Laws," shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 1901 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C. 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Federal Clean Water Act, 33 U.S.C. 1251 et seq.; and any other federal, state or local law, statute, code, regulation, ordinance or other mode of governance concerning Hazardous Materials. "Hazardous Materials" shall mean any and all flammable, explosive, asbestos, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous waste" or "toxic substance" in the Environmental Laws.


      3.31. No Defaults. Corporation is not in default under any agreement, lease, indenture, mortgage, deed of trust or instrument to which it is a party or by which it may be bound or subject, concerning any premises occupied or in the possession of Corporation, or to which Corporation holds any rights to any interest or use.

     3.32. Full Disclosure. None of the warranties or representations made by Shareholders herein, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf in relation to this transaction, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made.

4. BUYER'S REPRESENTATIONS AND WARRANTIES

     4.1. Buyer represents and warrants that:

      (a) Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

      (b) Buyer need make or obtain no consent, approval, or authorization of, or declaration, filing, or registration with, any federal or state governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

      (c) At the Closing, Buyer knows of no event, liability or material change in Buyer's business or its prospects that would have a materially adverse affect on the trading price of Buyer's stock.

      (d) Buyer is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or resale in connection with any public distribution thereof or with any present intention of selling, distributing or otherwise disposing the Shares.

5. SHAREHOLDER'S OBLIGATIONS BEFORE CLOSING

     5.1. Shareholders covenant that, from the date of this Agreement until the Closing:

         (a) Buyer and its counsel, accountants and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Corporation. Shareholders and Corporation will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested.

         (b) Corporation will carry on its businesses and activities diligently and in substantially the same manner as they previously have been carried out and will not institute any unusual or novel method of operation, business practice, management, accounting or operation that vary materially from those methods used by Corporation as of the date of this Agreement.

         (c) Corporation will use its best efforts, without making any commitments on behalf of Buyer, to preserve its respective business organizations in tact; to keep available to Corporation its present officers and employees; and to preserve its present relationships with lenders, investors, brokers, customers, and others having business relationships with it.

         (d) Corporation will not: (1) amend its articles of incorporation or bylaws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

         (e) Corporation will continue to carry its existing insurance, subject to variations and amounts required by the ordinary operations of its businesses. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, Corporation carries on any of its properties or in respect of its operations will be increased by the amount or amounts Buyer will specify.

         (f) Corporation will not agree to: (1) make any change in compensation payable or to become payable by it to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which it is a party or by which it may be bound.

         (g) Corporation will not agree to do, without Buyer's consent, any of the following: (1) enter into any contract, commitment or transaction not in the usual and ordinary course of its business; (2) make any capital expenditures in excess of $5,000 for any single item or enter into any lease of capital equipment or real or personal property under which the annual lease charge is in excess of $5,000; or (3) sell or dispose of any capital asset with a net book value exceeding $5,000.

         (h)  Corporation  will not: (1) declare, set  aside,  or  pay  any dividend or make any distribution in respect of its capital stock; (2) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock; (3) enter into any agreement obligating it to do any of the foregoing prohibited acts.

         (i) Corporation will not, or will not agree to: (1) pay any obligation or liability, fixed or contingent, other than a current liability; (2) waive or compromise any right or claim; or (3) cancel, without full payment, any note, loan, or other obligation owed to Corporation.

         (j) Corporation will not, or will not agree to, modify, amend, cancel or terminate any of its existing contracts or agreements, except in the ordinary course of business.

6. CONSENTS OF OTHERS

As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Shareholders will obtain the written consent of the persons described in Schedule 3.13 to this Agreement and will furnish to Buyer an executed copy of those consents. Buyer will exercise its best efforts, and promptly execute and deliver any documents and instruments that may be reasonably required, to assist Shareholders in obtaining such consents; provided, however, that Buyer will not be obligated under the Section to execute any guarantee, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated by this Agreement.

7. REPRSENTATIONS AND WARRANTIES TRUE AT CLOSING

All representations and warranties of Shareholders and the Corporation set forth in this Agreement and in any written statements delivered to Buyer by Shareholders under this Agreement will also be true and correct on the Closing Date as if made on that date.

8.   BUYER CONFIDENTIALITY

Whether or not the Closing takes place, Shareholders waive any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential business information of Corporation from the date of this Agreement until the Closing Date, except for the intentional competitive misuse by Buyer or its representatives of such trade secrets or their confidential business information if the Closing does not take place. Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors and other representatives will hold in strict confidence, and will not use to the detriment of Shareholders or Corporation, all data and information about the business of Corporation obtained in connection with the transaction or agreement, except as far as the data and information may be required by law to be disclosed to its shareholders or other parties. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Shareholders all that data and the information that Shareholders may reasonably request, including documents prepared by or made available to Buyer in connection with this transaction.

9. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

The obligations of Buyer to purchase the Shares under this Agreement are subject to the satisfaction, at or before Closing, of all the conditions set forth below in this Section 9. Buyer may specifically waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition will constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholders or Corporation are in default of any of their representations, warranties, or covenants under this Agreement.

     (a) Except as otherwise permitted by this Agreement, all warranties by each of the Shareholders in this Agreement, or in any written statement that will be delivered to Buyer by any of them under this Agreement, must be true in all material respects on the Closing Date as though made at that time.

      (b) Shareholders must have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, by the Closing Date.

      (c) During the period from February 28, 1998 to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of Corporation, and Corporation will not have sustained any insured or uninsured loss or damage to its assets that materially affects its ability to conduct a material part of its business, except as is set forth in Schedule 3.12 attached hereto.

      (d) Buyer will have received a certificate in the form of Exhibit G hereto, dated the Closing Date, signed and verified by Shareholders and by Corporation's president and its chief financial officer, certifying, in such detail as Buyer and its counsel may reasonably request, that to the best of their knowledge the conditions specified in Sections 3, 5 and 9 of this Agreement have been fulfilled.

      (e) Buyer will have received from Shareholders' counsel an opinion dated the Closing Date in form and substance satisfactory to Buyer and its counsel and attached hereto as Exhibit H, that:

         (i) Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and has all necessary corporate power to own its properties as now owned and operate its business as now operated.

         (ii) Corporation is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction where the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

        (iii) The authorized capital stock of Corporation consists of five thousand (5,000) shares of capital stock of $100.00 par value, of which, one thousand two hundred sixty seven (1,267) shares are issued and outstanding. All outstanding shares are validly issued, fully paid, and non-assessable. That there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or transfer from treasury any additional shares of its stock of any class.

         (iv) This Agreement has been duly and validly authorized and, when executed and delivered by Shareholders, will be valid, binding, and enforceable against each of them in accordance with its terms, except as limited by bankruptcy and insolvency laws and other laws and equitable principles affecting the rights of creditors generally.

         (v) That Shareholders are the record owners of one thousand two hundred sixty seven (1,267) shares of stock of the Corporation, which comprise all of the Corporation's issued and outstanding shares at Closing. On the transfer and delivery of the Shares to Buyer in accordance with this Agreement, Buyer will acquire the rights and the Shares free of any adverse claim, so long as Buyer is a purchaser for value in good faith and without notice of any adverse claim.

         (vi) Neither execution or delivery of this Agreement nor the consummation of the transaction contemplated in this Agreement will constitute (a) a default or an event that would, with notice, lapse of time, or both-constitute a default under, or violation or breach of, Corporation's articles of incorporation or bylaws, or to the best of counsel's knowledge, any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which any of the Shareholders or
Corporation is a party or by which they or the properties of Corporation may be bound; or (b) an event that would permit any party to any agreement or instrument to terminate it or accelerate the maturity of any indebtedness or other obligation of Corporation; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Corporation.

         (vii) Except as set forth in Schedule 3.22 to this Agreement, to the best of counsel's knowledge, there is no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Corporation, or any of its businesses or properties or financial or other condition.

       (f) No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the Closing Date.

      (g) Buyer will have received from Corporation's chief financial officer a letter in the form of Exhibit I hereto, which shall be joined in and signed by Shareholders, dated at the Closing Date, stating that on the basis of a review of the latest available accounting records of Corporation, consultations with other responsible officers of Corporation and with Shareholders, and any other pertinent inquiries that he may deem necessary, he has no knowledge or reason to suspect that during the period from February 28, 1998 to a specified date not more than five (5) business days before the Closing Date, there was any change in the financial conditions or results of operations of Corporation, except changes incurred in the ordinary and usual course of their respective businesses during that period that in the aggregate are not materially adverse, and any other changes or transactions contemplated by this Agreement, except as is set forth in Schedule 3.12 to this Agreement. For purposes of that letter, "materially adverse" will be deemed to be an increase in liabilities equal to or greater than Fifty Thousand Dollars ($50,000) without a corresponding increase in assets, or a reduction in monthly operating revenue during that period of Fifty Thousand Dollars ($50,000) or more.

      (h) The execution and delivery of this Agreement by Corporation, and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer will have received copies of all resolutions pertaining to that authorization, certified by the secretary of Corporation.

      (i)  Buyer will have received corporation tax clearance certificates,
as  of  a  date  no more than 10 days before the Closing     Date,  of  the
California Franchise Tax Board for Corporation.

      (j) Borrower will have received a certificate of release from the California Employment Development Department stating that, as of a date not more than 10 days before the Closing Date, no contributions, interest or penalties are due to the Employment Development Department from Corporation.

      (k) All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Shareholders or Corporation and delivered to Buyer.

      (l) Employment agreements with each of the Shareholders, in the forms set forth in Exhibit D, dated the Closing Date, will have been executed and delivered by Shareholders to Buyer.

     (m) The form and substance of all certificates, instruments, opinions, and other documents delivered by Shareholders to Buyer under this Agreement will be satisfactory in all reasonable respects to Buyer and its counsel.

      (n) Shareholders will have delivered to Buyer, except as otherwise requested by Buyer, the written resignations of all of the officers and directors of Corporation and will cause any other action to be taken with respect to these resignations that Buyer may reasonably request.

      (o) Buyer will have received from Shareholders an investment letter agreement substantially in the form set forth in Exhibit E hereto.

10. CONDITIONS PRECEDENT TO SHAREHOLDERS' PERFORMANCE

The obligations of Shareholders to sell and transfer the Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. Shareholders may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition will constitute a waiver by Shareholders of any their other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this Agreement.

      (a) All warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement must be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

      (b) Buyer must have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

      (c) The board of directors of Buyer will have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations to be performed under this Agreement on or before the Closing Date.

11. THE CLOSING

      (a) The transfer of the Shares by Shareholders to Buyer (the "Closing") will take place at the offices of Buyer located at 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598 at 10:00 a.m. local time, on that day when all of the conditions set forth in Section 9 have been satisfied or waived, but not later than June 1, 1998, or at such other time and place as the parties may agree to in writing (the "Closing Date").

      (b) At the Closing, Shareholders shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in Section 12: (1) a certificate or certificates representing the Shares, registered in the name of Shareholders, duly endorsed by Shareholders for transfer or accompanied by an assignment of the Shares duly executed by Shareholders, with signatures guaranteed by a member of the New York Stock Exchange or by a bank or trust company, and with all required document and stock transfer stamps affixed or accompanied by Shareholders' personal checks for the amount of these stamps. On submission of that certificate or certificates to Corporation for transfer, Corporation will issue to Buyer a certificate representing the Shares, registered in the Buyer's name; (2) the stock books, stock ledgers, minute books and corporate seal of the Corporation; (3) the opinion of counsel as provided in Section 9(e); (4) a report of Corporation's independent public accountants or chief financial officer, as provided for in Section 9(g), dated as of the Closing Date; (5) except as otherwise specified by Buyer, the written resignations of all of the officers and directors of Corporation; (6) employment agreements between Shareholders and Corporation dated the Closing Date, in the form set forth in Exhibit C, executed by Shareholders and Corporation; (7) a certificate executed by Shareholders, dated the Closing Date, certifying that their respective representations and warranties in this Agreement are true and correct on the Closing Date, as though each representation and warranty had been made on that date; (8) a general release in the form set forth in Exhibit F, in favor of Corporation, executed by Shareholders, dated the Closing Date; and (9) a Pledge and Security Agreement, dated the Closing Date, between the Shareholders and Corporation, in the form set forth in Exhibit B.

12. BUYER'S OBLIGATIONS AT CLOSING

     At the Closing, Buyer shall deliver to Shareholders the following:

      (a) Certified resolutions of Buyer's board of directors, authorizing the execution and performance of this Agreement and all action to be taken by Buyer under this Agreement and

      (b) A certificate executed by its president certifying that all Buyer's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

      (c) An irrevocable proxy to vote the Shares for all purposes until such time as all state licensing requirements applicable to the conduct of the Corporation's business as contemplated by the Buyer have been complied with by the parties hereto.

13. SHAREHOLDERS INDEMNITY

      13.1. Shareholders will indemnify, defend, and hold harmless Buyer, its officers, directors, shareholders, employees, attorneys, agents and representatives, against and in respect of all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that they may incur or suffer, which arise, result from or relate to any breach of, or failure by Corporation to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificates, exhibit, or other instrument furnished or to be furnished by Shareholders or Corporation under this Agreement.

      13.2. Jones v. MICAL Litigation. In addition to the indemnification provided for in Section 13.1, from and after the Closing Date, the Sellers shall jointly and severally indemnify, defend, save and hold harmless Buyer and any and all of Buyer's Affiliates from and against any and all Losses incurred or sustained by Buyer or any of Buyer's Affiliates, up to a maximum amount set forth herein, which shall arise out of or result from that certain action filed in the United States District Court for the Middle District of Georgia entitled Jones v. MICAL Mortgage, Inc. and all matters relating thereto. The maximum amount that Shareholders shall be obligated to indemnify Sellers under this Section 13.2 shall be the cash equivalent value of 100,000 shares of Buyer's common stock as valued in this Section 13.2. For purposes of this indemnification provision, the Buyer's common shares shall be valued at an amount equal to the average Closing price of Buyer's common stock over the immediately preceding ten
(10) trading days prior to indemnification. The Closing price on any trading day shall be the last reported Closing bid quotation for such day of the stock on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"). All amounts indemnified pursuant to this
Section 13.2 shall be applied pro rata to the Sellers in accordance with their percentage ownership set forth in Exhibit A hereto. As security for Shareholders' indemnity under this Section 13.2, Shareholders shall deliver to Buyer at Closing a Pledge and Security Agreement providing for the grant by Shareholders to Buyer of a first position security interest in 100,000 shares of Buyer's common stock delivered to Shareholders pursuant to this Agreement, all on the terms and in the form set forth in Exhibit 13.

14. BUYER'S INDEMNITY

Buyer will indemnify and hold harmless Shareholders against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities they may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement.

15. TERMINATION

This Agreement may be terminated prior to the Closing Date as follows:

      15.1. By Shareholders (acting unanimously) or Buyer, if the Closing has not taken place before June 1, 1998; provided, however, that such termination will not relieve any party from any liability if such party, as of the termination date, is in breach of any of the provisions of this Agreement; and provided, further, that if the delay is caused by the act or omission of a particular party, such party will not have the right to terminate hereunder; or

      15.2. By Buyer, if on the Closing Date any of the conditions set forth in Section 9 have not been satisfied or waived by Buyer; or

      15.3. By Shareholders (acting unanimously), if on the Closing Date any of the conditions set forth in Section 10 have not been satisfied or waived by Shareholders; or

      15.4. By mutual agreement of Buyer and Shareholders evidenced by a writing executed by all parties.

16. PUBLICITY

All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and coordinated by and between Buyer and Shareholders. No party will act unilaterally in this regard without the prior written approval of the other; however, this approval will not be unreasonably withheld.

17. COSTS

      17.1. Except as set forth in Section 17.2, each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Shareholders and Buyer will indemnify and hold one another harmless against any loss, liability, damage, costs, claim, or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

      17.2. Shareholders and Corporation have identified United Financial, Inc. ("UFI") as the only party entitled to receive an agency, brokerage or finders fee in connection with this transaction. Buyer agrees to accommodate payment of a broker's fee to UFI by delivering to UFI, on the Closing Date, a number of shares of Buyer's stock equal in value to six percent (6%) of the value of the shares delivered to Shareholders on the Closing Date; and shall deliver to UFI, on the Delivery Date, that number of shares of Buyer's common stock equal in value to six percent (6%) of the value of Buyer's stock delivered to Shareholders on the Delivery Date, all such shares being valued as of the average Closing price of Buyer's common stock on the Closing Date, as described in Section 2. Except as set forth in this Section 17.2, Buyer shall have no responsibility with respect to the payment of agency, brokerage or finder's fees payable to any party in connection with this transaction.

      17.3. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in Closing and carrying out the transactions contemplated by this Agreement.

18. ASSIGNMENT

This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, the Buyer may not assign any of its rights under this

Agreement, except to a wholly owned subsidiary corporation of Buyer and that Shareholders shall not be entitled to assign any of their rights or obligations under this Agreement, jointly or severally, without prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion.

19. ARBITRATION

Any controversy or claim arising out of, or relating to, this Agreement, or the making, or performance, or interpretation of it, will be settled by arbitration in San Francisco, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators will be persons experienced in negotiating, making and consummating acquisition agreements. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final. In making the decision and award, the arbitrator shall apply applicable substantive law. If a court, applying applicable substantive law, would be authorized to award punitive or exemplary damages, then the arbitrator shall have the same power, but the arbitrator shall not otherwise award punitive or exemplary damages. Questions regarding whether a claim must be arbitrated or whether a claim involves a legally protected right shall be determined by the arbitrator.

20. LITIGATION COSTS

If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

21. PARTIES IN INTEREST

Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement. No provision gives any third person any right of subrogation or action against any party to this Agreement.

22. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including, but not limited to, the Conditional Stock Purchase Agreement dated March 16, 1998 and the Agreement of Purchase and Sale of Stock dated March 20, 1998. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

23. SURVIVAL OF WARRANTIES AND REPRESENTATIONS

The representations, warranties and covenants set forth or incorporated by reference in this Agreement shall survive the Closing Date. All representations and warranties contained in this Agreement (including the attached exhibits and schedules, or in any certificate delivered with respect hereto will be deemed to be representations and warranties shall remain in full force and effect until sixty (60) days after the expiration of any applicable statute of limitations; provided, however, that all such representations and warranties described above shall survive after the applicable survival period with respect to any claim made by Buyer prior to the expiration thereof until, and shall expire when, such claim is finally resolved. All covenants, representations, warranties and agreements made by Sellers shall be unaffected by any investigation made by Buyer or by any knowledge obtained as a result thereof or otherwise.

24. FORM OF AGREEMENT

  The subject headings of the sections and Sections of this Agreement are included for convenience only and will not affect the construction or interpretation of any its provisions.

25. WORD USAGE

Unless the context clearly requires otherwise:
     (a) Plural and singular numbers will each be considered to include the other;
     (b) The masculine, feminine and neuter genders will each be considered to include the other;
      (c) "shall," "will," "must," "agree," and "covenants" are each mandatory;
     (d) "may" is permissive;
     (e) "or" is not exclusive; and
     (f) "includes" and "including" are not limiting.

26. COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

27. GOVERNING LAW

This Agreement will be construed in accordance with, and governed by, the laws of the state of California as applied to contracts that are executed and performed in California.

28. SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

29. NOTICES

All notices, request, demands and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of delivery if delivered by Federal Express or other similar courier service which provides a written document evidencing date of delivery, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and, in each case, properly addressed as follows:

     To Buyer:
     Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, CA 94598
Attention: President

     To Corporation:
     Mical Mortgage, Inc.
5151 Murphy Canyon Road, Suite 220
San Diego, CA 92123
     Attention: President

     To Shareholders:
John E. Railey, individually and as Trustee utd 10/28/93
5151 Murphy Canyon Road, Suite 220
San Diego, CA 92123

Harve L. Lubin, individually and as Trustee utd 2/22/90
5151 Murphy Canyon Road, Suite 220
San Diego, CA 92123

     Joseph E. Gistaro,
     individually and as Trustee utd 8/15/89
     5151 Murphy Canyon Road, Suite 220
     San Diego, CA 92123

      IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date and year first above written.

BUYER:
FINET HOLDINGS CORPORATION
By:

/s/ Jan C. Hoeffel
Jan C. Hoeffel, President

SHAREHOLDERS:

/s/ John E. Railey
John E. Railey, individually and as Trustee utd 10/28/93

/s/ Harve L. Lubin
Harve L. Lubin, individually and as Trustee utd 2/22/90

/s/ Joseph E. Gistaro
Joseph E. Gistaro, individually and as Trustee utd 8/15/89

CORPORATION:
MICAL Mortgage, Inc., a California corporation
By:

/s/ John E. Railey
John E. Railey, President

By:

/s/ Harve L. Lubin
Harve L. Lubin, Secretary

            EXHIBITS AND SCHEDULES

Exhibits    Description

Exhibit A   Shareholders and Shares
Exhibit B   Pledge and Security Agreement
Exhibit C   Registration Rights Agreement
Exhibit D   Employment Agreement
Exhibit E   Investment Letter
Exhibit F   General Release
Exhibit  G    Shareholders' and President's Certificates  re    Absence  of
Changes
Exhibit H   Shareholders' Counsel's Opinion
Exhibit I   Chief Financial Officer's Certificate re Absence of Changes

Schedules   Description

Schedule 3.1    Jurisdictions in which Qualified to do Business
Schedule3.5(i) Financial Statements as of April 30, 1996 and 1997 Schedule3.5(ii) Financial Statements as of February 28, 1998
Schedule3.6 Changes in Financial Condition
Schedule 3.8    Undisclosed Liabilities
Schedule 3.10   Mortgages, Liens, Encumbrances, etc.
Schedule 3.11   Real Property
Schedule 3.12   Absence of Specified Changes
Schedule 3.13   Notice Filings and Third Party Consents
Schedule 3.14   Equipment, Furniture, etc.
Schedule 3.16   Trademarks
Schedule 3.17   Trade Secrets
Schedule 3.19   Insurance Policies
Schedule 3.22   Litigation
Schedule 3.27   Officers, Directors, Employees and Agents
Schedule 3.28   Employment Agreements
Schedule 3.29   Powers of Attorney; Bank Accounts

                                 EXHBIT A

                          Shareholders and Shares

                                  Shares to be delivered
                                   at Closing including    Shares to
Shareholders       Shares Owned       Pledged Shares       be pledged
-----------------  -------------  -----------------------  ----------
John E. Railey       475.125          207,161               37,500
Harve L. Lubin       475.125          207,161               37,500
Joseph E. Gistaro    316.750          138,107               25,000

            Total  1,267,000          552,430              100,000